Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter P. Smetek, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Larrea Biosciences Corp. on Form 10-KSB for the annual period ended April 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-KSB fairly presents in all material respects the financial condition and results of operations of Larrea Biosciences Corp.

Larrea Biosciences Corp

DATED: August 7, 2007	By:	/s/ Peter P. Smetek, Jr.
Peter P. Smetek, Jr. CEO, CFO & Chairman